EXHIBIT 99.3

BLUE EARTH, INC.

Script for August 17, 2015 Investor Teleconference Call

John Francis:  Good afternoon, everyone and thank you for participating in today’s conference call to discuss Blue Earth’s corporate developments and 2015 second quarter results. Joining us today is the Chairman of Blue Earth, Inc., Laird Cagan, CEO Johnny Thomas, CFO Brett Woodard and Robert Powell our CEO effective September 1, 2015.

Before we begin today’s call, I would like to take a moment to read the Company’s Safe Harbor statement, cautionary note regarding forward-looking-statements.  This conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this conference call are forward-looking statements.

Words such as “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” “projects” and similar expressions are intended to identify forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and the performance of its business units.

These forward-looking statements are based on the Company’s current beliefs and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings.

The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Now I would like to turn the call over to the Chief Executive Officer of Blue Earth, Dr.

Johnny Thomas.

Johnny Thomas:  Welcome to all our shareholders. We are pleased to have this opportunity to share exciting strategic news, which we believe will enable our Company to implement our business model effectively while achieving  higher valuations for our assets. Over the past four years, we have:

a)

built a strong power generation team with large customers,

b)

acquired and developed early stage technology, which we believe has great potential,

c)

owned and operated a regional energy efficiency business unit,

d)

recruited an exceptional board of directors, and

e)

obtained our exchange listing.

Blue Earth became a full service energy solutions company, well positioned for success. We have established relationships with multi-billion dollar companies that provide us significant business development opportunities with them as customers and strategic partners.

Over the past fifteen months, our directors and management team have been evaluating strategic alternatives to enable us to effectively utilize our acquired assets to maximize shareholder value. We determined that it was essential to eliminate non-scalable business units and focus our attention on units that can achieve over $100 million in revenues in a reasonable time frame. Our team has been evaluating and recruiting experienced personnel to facilitate accelerated growth in the scalable business units. The primary purpose of today’s call is to share our new strategies and explain why we expect improved implementation. We believe the new strategies will also facilitate growth financing while minimizing dilution in the parent company, Blue Earth. Therefore, we are pleased to announce that Blue Earth (BBLU) will become a “Power Generation” company retaining and operating three of our business units:  BE CHP, BE Solar and BE Generator. We will continue to move YieldCo forward as a project-financing vehicle for the Power Generation business unit.

We have been building a BBLU management team that is uniquely qualified to succeed in developing and building power generation facilities. Our management team, when complete, is expected to have excellent project capital formation experience through traditional debt financing and YieldCo experience. The recent announcement of Dave Prezioso as CEO/President of BE CHP and the expected establishment of CHP business hubs in Atlanta and Chicago is an important recent step in improving our power generation implementation capabilities. Ruben Fontes, President of BE Solar was recruited about 18 months ago and he has positioned our solar power generation business for accelerated growth through the development of utility scale projects. Our BE Generator business unit, under the leadership of John Brogan is poised for success by utilizing strategic relationships that are expected to lead to larger commercial projects. Success within the technology unit has created an exceptional opportunity for data centers, telecom and other areas of energy management and battery management systems.

After thoughtful deliberation, management and the directors have determined that the best way to develop our technology business units (BE EPS/ BE PPS/ PowerGenix license/equity ownership) is to spin them out into a new legal entity, EnSite Power Inc (“EnSite”), which will be led by me as CEO/President. Tim Hysell, Dan Sisson and our other team members located in Wilsonville Oregon will become EnSite employees.

We have sold our energy efficiency business unit, BE EMS, after concluding that the retrofit business was difficult to scale without an aggressive acquisition program to increase our geographic footprint. Selling this business unit reduced our work force by about one-third, enabling us to focus on two scalable businesses, Power Generation and Technology; each operated and managed by different teams. At this time, I am pleased to turn the call over to Mr. Laird Cagan, chairman of the board of directors to introduce our new CEO and director of Blue Earth Inc. effective September 1, 2015.

Laird Cagan:  Thanks, Johnny.  While putting this strategic restructuring together, we have been seeking the ideal candidate to lead Blue Earth to the next level of success.   A candidate with deep energy experience, deep financial background, international experience, experience at large corporations, relationships with large financial institutions, a deep understanding of the powerful new asset class that has become known as a yieldco , as well as a strong entrepreneurial spirit.  How do you find all of that in one individual?  I am pleased to tell you we have found an executive who embodies those qualities and more.

It is a great pleasure for me to announce that, effective September 1st, Bob Powell will become the next CEO of Blue Earth.  He has over 25 years of experience in the energy sector globally.  After earning a degree in engineering and an MBA from the Georgia Institute of Technology, Bob spent 15 years consulting with some of the largest energy companies in America at Arthur Andersen and then PricewaterhouseCoopers.  He was then recruited to join PG&E, the largest electric utility in the US and became its’ Chief Financial Officer.  When combined with two of our directors, James Kelly who served 38 years with Southern California Edison, the second largest utility in the US and Mike Allman who served 14 years at Sempra Energy, the owner of San Diego Gas & Electric, most recently as Chairman/CEO of SoCal Gas, the country’s largest natural gas distribution company serving over 20 million customers, we now have previously senior executives on our team from all three of the California Public Utilities.

When solar energy in the US was just taking off, Bob showed his entrepreneurial spirit joining one of the nation’s early solar developers as CEO.  He built that company and sold it to the US’ largest IPP (independent Power Producer), NRG, joined their team and became the innovator behind creating the very first yieldco, NRG Yield which currently has almost 4GW of energy generation assets including wind , solar and thermal plants.  Bob was next recruited to SunEdison where he was part of the team that led the creation of a second major US yieldco, TerraForm Power which now has about 1.9 GW in solar and wind, both utility-scale and distributed generation.  He ran the emerging market yieldco for SunEdison, what is now known as TerraForm Global , before becoming President of all North America operations.  As President of SunEdison North America he was responsible for all aspects of SunEdison’s largest business unit.  He has been instrumental in three of the most prominent yieldcos in the market.  Bob has expressed his enthusiasm to take the experiences from his two recent large IPP’s to build Blue Earth into a sizable IPP.  I am so pleased to welcome Bob Powell as our new Blue Earth CEO and to introduce him to our shareholder partners.

Bob Powell: Thank you Laird.  I am very excited to be joining the Blue Earth team as CEO.  Johnny, the Board, and the team have done an exceptional job positioning Blue Earth for future success.  Having spent over 25 years in the energy industry, I see this as a unique opportunity to build a dominant energy platform that delivers significant shareholder value.  Our immediate task is to create an execution platform that supports this vision.  It is clear to me that our business model in the power generation business should support each element.  We are creating a self-supporting business model. First, as an organization we must build a culture and a foundation for success that delivers results across our business through well-managed execution.  With that execution culture we will continue the work we have started in building our growth engine, the power generation development business.  To ensure that we are delivering high quality projects we plan to enhance the construction and Operations & Maintenance base that we have assembled.  With high quality low risk projects we hope to monetize the low risk cash flows through E2B Growth, Inc., our planned yield vehicle we have previously announced.  The yieldco is expected to provide superior value via low yield cash dividends and larger monetization events as we sell ownership interests in our yieldco to third parties.  While we currently sell some of our projects to third parties, we see prospects for much greater economic value retained by our shareholders through the use of the yieldco vehicle.  We expect the cash flows and competitive cost of capital provided by the yieldco vehicle should support our power generation development business.  Thus, we believe that we are creating a self-supporting business model that will allow us to grow our power generation business while we deliver value to our shareholders.  I look forward to future calls to provide greater detail and updates on our progress.  Again, I am excited about the future at Blue Earth and I want to thank the team for their support as we execute together in the future.  Now I would like to turn over the discussion to Brett Woodard, our CFO, who will provide comments on quarterly results and the effect of BE EMS, as discontinued operations.

Brett Woodard: Thank you for spending some time with us to review the financial performance of Blue Earth.

Blue Earth, Inc. is reporting sharply increased revenues from continuing operations for the six months ended June 30, 2015.

The Company has sharpened its focus on renewable energy project construction and the sale of power produced from those projects it retains and has sold the bulk of its Energy Management Systems business and renamed the division “Technology”. These divisions focused primarily on HVAC sales and services, which are not readily scalable to the same extent as the retained divisions.

While this business line contributed substantially to Blue Earth’s top line, it also accounted for nearly $1 million in year-to-date cash losses in 2015 and was expected to produce additional cash losses to Blue Earth through the balance of the year and in the future.

Headcount associated with the discontinued business line amounted to nearly one third of the Company’s total personnel, the majority of whom will be employed by the acquiring company.

Continuing efforts to better focus the Company on the construction of renewable energy projects and renewable energy production are expected to further drive down cash burn in non-core business lines.

Blue Earth reports the following results for the six months ended June 30, 2015:

Revenues from continuing operations were $7,328,414, an increase of $3,560,062 or 94%, when compared with consolidated revenue of $3,768,352 in the same period in 2014. The six month revenues represent sales from the Company’s operating segments, Technology ($248,270), Power Generation ($1,599) and Construction ($7,078,545).

Power Generation sales represent the first revenues from such segment and are from start-up power sales from the Sumter CHP unit. We expect revenues from the Sumter unit to increase, as the plant comes to optimized full time production of heat, electric power and scrubbed methane gas. Construction sales are derived from installation of alternative/renewable energy systems and installation and maintenance of back-up energy systems. Construction revenues increased due to ongoing construction of major solar projects in the US Midwest. The reported results for the Technology division include only sales of the UPStealth® battery backup management systems.

Total consolidated gross profit for the first six months of 2015 was $697,203 or 10% of revenues, compared to $947,110 or 25% of revenues for the same period of 2014. Technology had a gross profit of $15,679 or 6% compared to gross profit of $1,599 or 100% for Power Generation and $679,926 or 10% for Construction. By comparison, in the first six months of 2014, Technology had a gross profit of $141,312 or 50% compared to $805,798 or 23% for Construction.  The Power Generation division had not started operations in 2014.  The Technology division gross profits decreased due to quality issues from a major supplier which increased warranty replacements, a situation that has now been corrected. Construction division gross profits were lower in 2015 due to the higher relative costs associated with the division’s decision to outsource a higher percentage of construction operations. This decision is expected to result in higher cash profits from a larger book of business despite the reduction in gross profit percentages.

Total consolidated operating expenses for the first six months of 2015 were $12,452,968, compared to $10,819,779 for the same period of 2014 an increase of $1,633,189 or 15%. The increases were largely attributable to expenses incurred in the current restructuring.

Net loss from continuing operations for the first six months of 2015, was $13,471,679 as compared to $10,181,806 for the same period in 2014, an increased loss of $3,289,873. When adjusted for the effects of discontinued operations, the net loss for the first six months of 2015 increased to $14,383,506 compared to $10,398,301 in 2014, an increase of $3,985,205.  Excluding the non-cash expenses of common stock for services, amortization of intangible assets acquired for stock and stock options/warrants issued for services, the loss would have been $7,900,885 and $4,790,079 for the first six months of 2015 and 2014, respectively.  The increase in losses is attributable primarily to increased overhead costs associated with expanding and restructuring the business and legal costs.

The net loss attributed to common shareholders was $14,383,506 in the first six months of 2015 compared to $11,888,004 in the same period of 2014 after taking into account preferred dividends of $0 and $1,489,703 in 2015 and 2014, respectively. The net loss translates to ($0.15) per basic and diluted share for the first six months of 2015 as compared to a net loss of ($0.16) per basic and diluted share in same period of 2014.

Revenues from continuing operations for the first six months of 2015 improved over the same period of 2014.  The Company recognized the initial revenue from its Power Generation division and focused its overall operations on construction and power generation with the sale of its HVAC service and installation and related e-commerce businesses. Gross margins and profits on the Construction business are recovering from the second half of 2014 as that group shifts to a greater emphasis on construction management of larger dollar projects. We look forward to expanding on our foundation of improved efficiencies and refocused management teams to drive Company sales upward with an improved bottom line.  This concludes the financial reporting section, so I will return the microphone to Johnny Thomas to discuss plans for our Technology division, EnSite Power.

Johnny Thomas:  We anticipate a private placement of EnSite shares to fund a development program for UPStealth® battery management systems specifically designed for data centers and telecom markets. This financing program is expected to allow us to achieve technology success without diluting our BE shareholders. We plan to spin out Blue Earth’s EnSite ownership to our shareholders of record on a date to be determined. Our high expectations for EnSite are based upon four primary principles:

1)

Data center and telecom product development mirrors what our team accomplished in developing a revolutionary UPStealth® battery management system for traffic intersections. Thus the development phase requires people and dollar resources, but there are no “research tasks” that require the invention of new technology.

2)

Our product specifications are being developed jointly with data center owners that are strategic partners that are expected to approve the product at each stage of development. This process is expected to lead to customer orders that coincide with the completion of product development.

3)

Data center markets are growing rapidly and data center companies have significant square footage of building space allocated for future growth that often does not require them to retrofit new space.

4)

We believe the economics of our UPStealth® data center and telecom products will significantly reduce both the Capex and Opex costs for building and operating new revenue generating space. Therefore, we believe they will have a compelling reason to use our UPStealth® products.

In closing my remarks, I would like to assure our shareholders that we believe this focused strategy through two public companies and a public YieldCo will strongly benefit our shareholders. I am pleased to turn the call over to our chairman again for his closing comments.

Laird Cagan:  Over the past 6 months we have been working on a restructuring to focus Blue Earth on Power Generation, both Solar and CHP.  This is a big market opportunity with significant project development capital requirements.  By creating a new publicly-traded yieldco, we expect to be able to compete with the other large renewable energy companies, developing and building projects as well as making acquisitions through the yieldco.

Significant value has also been created in our technology division which we believe can be unleashed as a separate company. As Johnny mentioned, we plan to spin these units out into a separate company, funded separately which we intend to take public.  Johnny will lead that effort full time.  By spinning out EnSite Power , we expect to properly capitalize that business to realize the potential outlined by Johnny without compromising the earnings of Blue Earth.  I believe our shareholders will be handsomely rewarded on both sides.

I am very excited for the future of Blue Earth.  We have assembled an outstanding team of executives and directors who have been building the platform at Blue Earth for a number of years.  I want to thank you for your patience.  I believe we now have the platform in place to be very successful and to reward our shareholders for the patience you have given us over the past couple of years.

Thanks everyone for joining us today on this 2015 conference call. We would like to thank all of our loyal customers, our employees and our shareholders for their continued support and encouragement.

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